SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 1, 2011
ENPRO INDUSTRIES, INC.
(Exact name of Registrant, as specified in its charter)

North Carolina	001-31225	01-0573945

(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)
5605 Carnegie Boulevard, Suite 500
Charlotte, North Carolina 28209

(Address of principal executive offices, including zip code)
(704) 731-1500

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.
EnPro Industries, Inc. Comments on Inaccurate Dow Jones Daily Bankruptcy Review Article Concerning Garlock Subsidiary
At 5:18 p.m. on Monday, February 28, 2011, the Dow Jones Daily Bankruptcy Review incorrectly reported that the North Carolina bankruptcy judge presiding over the chapter 11 bankruptcy case of Garlock Sealing Technologies LLC, had denied Garlock’s motion to obtain asbestos claims data from asbestos trusts. Contrary to the Dow Jones report, Judge George R. Hodges has not yet ruled on Garlock’s request. Instead, he ordered that Garlock’s motion would be set for hearing after a Delaware bankruptcy court ruled on certain of the trusts’ requests for an injunction blocking Garlock from pursuing its motion for trust data before Judge Hodges. On February 22, 2011, the Delaware court denied the trusts’ injunction request, clearing the way for Judge Hodges to hear Garlock’s motion. Garlock anticipates that Judge Hodges will set a hearing in the near future to consider its motion for trust data.
The Dow Jones article misinterpreted an order, entered on February 25, 2011, on a separate preliminary discovery dispute as denying Garlock’s request for trust data. The order quoted by Dow Jones denied as premature Garlock’s attempt to take a discovery deposition of trust representatives regarding trust allegations that producing trust data requested by Garlock would be burdensome. Judge Hodges ruled that the burden issue was not properly before the court until he determines whether Garlock’s request for trust data is appropriate and necessary.
The trust motion is one of a series of requests Garlock filed in its North Carolina chapter 11 case to obtain information relevant to determination of Garlock’s responsibility for asbestos claims. On February 18, 2011, Judge Hodges issued a bench ruling on the first of those motions, preliminarily granting Garlock’s request that each of over 5,000 individuals who, as of the June 5, 2010 petition date, filed a complaint seeking damages from Garlock’s based on mesothelioma, complete a questionnaire providing Garlock with certain information regarding such claimant’s claim. Judge Hodges directed Garlock, the official claimants’ committee and a legal representative for unknown asbestos disease claimants to meet and confer regarding the form of the questionnaire.
The Dow Jones story also misstated the number of pending asbestos-related claims that Garlock seeks to resolve as part of its chapter 11 case. As of the filing date, there were approximately 100,000 such claims, about 5,000 of which involve claimants alleging the disease mesothelioma.
Garlock Sealing Technologies, Inc. is an indirect wholly-owned subsidiary of EnPro Industries, Inc. For more information on Garlock’s asbestos claims resolution process and related chapter 11 filing, investors are directed to the EnPro Industries, Inc. Form 10-Q for the period ended September 30, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2011

ENPRO INDUSTRIES, INC.

	By:	/s/ Richard L. Magee

Richard L. Magee Senior Vice President, General Counsel and Secretary

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